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                                                                    EXHIBIT 23.6


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the inclusion in this registration statement on Form S-4 of our report dated February 7, 1997, except for Note 1 (J), Note 3 and Note 5 as to which the date is January 16, 1999 with respect to the Financial Statements of Direct Medical Knowledge Inc. for the year ended December 31, 1996.

We also consent to the references to our report under the caption "Experts."


/s/ BERG & COMPANY LLP

Berg & Company LLP

August 30, 1999
San Francisco, CA